TOYS“R”US, INC. REPORTS RESULTS FOR THIRD QUARTER 2017
WAYNE, NJ (December 19, 2017) - Toys “R” Us, Inc. (“the Company”) today reported financial results for the third quarter of fiscal 2017, which ended October 28, 2017.
“Our results for the quarter were disappointing. They not only reflect the broad competitive trends across retail, they demonstrate the continued challenges we face in both the baby and learning categories. Though we continue to see growth in our core toy category, we recognize the need for change in order to better meet customers’ ever evolving shopping preferences” said Dave Brandon, Chairman and Chief Executive Officer, Toys“R”Us, Inc.  “The financial restructuring process that we kicked off in mid-September was a critical first step, allowing us to restructure our balance sheet and make the necessary investments in the right initiatives needed to reinvent our business and deliver on our commitment to be Champions of Play for kids everywhere and a trusted resource and friend for parents around the world. This process won’t happen overnight but I am confident the steps we are taking will meaningfully improve the customer experience.”
On September 18, 2017 (“the Petition Date”), the Company and certain of its U.S. subsidiaries and its Canadian subsidiary (“Toys-Canada”) voluntarily filed for relief under Chapter 11 of the Bankruptcy Code. In addition, Toys-Canada voluntarily commenced parallel proceedings under the CCAA in Canada. In accordance with accounting principles generally accepted in the United States (“GAAP”), as joint control by the U.S. and Canadian courts does not constitute continued common control by the Company, the operating results of Toys-Canada and its subsidiaries are no longer consolidated with Toys“R”Us, Inc. subsequent to September 18, 2017. Due to the deconsolidation of Toy-Canada, the Toys“R”Us, Inc. operating results during fiscal 2017 are not comparable with fiscal 2016 and therefore we have excluded Toys-Canada in the results discussed below. See the tables below for a reconciliation from the “As Reported Toys“R”Us - Consolidated” to “Toys“R”Us - Ex. Canada” for the thirteen weeks ended October 28, 2017.

	13 Weeks Ended
	October 28, 2017			October 29, 2016
($ In millions)	As Reported Toys “R” Us - Consolidated	Toys-Canada (1)	Toys “R” Us - Ex. Canada	As Reported Toys “R” Us - Consolidated	Toys-Canada (2)	Toys “R” Us - Ex. Canada
Net sales
Domestic	$1,257	$—	$1,257	$1,349	$—	$1,349
International	850	89	761	929	171	758
Net sales	2,107	89	2,018	2,278	171	2,107
Gross margin
Domestic	355	—	355	459	—	459
International	323	34	289	362	64	298
Gross margin	678	34	644	821	64	757
Selling, general and administrative expenses	826	28	798	835	50	785
Depreciation and amortization	73	2	71	76	3	73
Other income, net	(20)	(3)	(17)	(59)	2	(61)
Total operating expenses	879	27	852	852	55	797
Operating (loss) earnings	(201)	7	(208)	(31)	9	(40)
Interest expense	(88)	(3)	(85)	(122)	(1)	(121)
Interest income	1	—	1	1	—	1
Reorganization items, net	(334)	—	(334)	—	—	—
(Loss) earnings before income taxes	(622)	4	(626)	(152)	8	(160)
Income tax expense (benefit)	—	3	(3)	3	4	(1)
Net (loss) earnings	(622)	1	(623)	(155)	4	(159)
Less: Net earnings attributable to noncontrolling interest	1	—	1	1	—	1
Net (loss) earnings attributable to Toys “R” Us, Inc.	$(623)	$1	$(624)	$(156)	$4	$(160)

Same store sales	(4.5)%	(6.4)%	(4.4)%	(2.1)%	4.9%	(2.7)%
Adjusted EBITDA(3)	$(89)	$8	$(97)	$21	$16	$5

(1)	Represents operating results of Toys-Canada prior to September 19, 2017.

(2)	Represents operating results of Toys-Canada for the thirteen weeks ended October 29, 2016.

(3)
A detailed description and reconciliation of EBITDA and Adjusted EBITDA for Toys“R”Us, Inc., Toys“R”Us-Delaware, Inc., and Toys-Canada and management’s reasons for using these measures, are set forth at the end of this press release.

Third Quarter 2017 Results - Excluding Canada

•
Net sales were $2,018 million, a decrease of $89 million compared to the prior year period. Excluding a $6 million negative impact from foreign currency translation, net sales declined by $83 million largely attributable to a decline in same store sales most notably in the baby category. Partially offsetting the decrease was an increase in consolidated e-commerce sales.

•	Consolidated same store sales decreased by 4.4% driven by a 7.0% decline domestically, offset by a 0.4% increase within International Ex. Canada, as a result of growth in Asia.

•
Gross margin dollars were $644 million, a decline of $113 million compared to the prior year period. Gross margin rate was 31.9%, a decrease of 400 basis points. Domestic gross margin rate declined by 580 basis points, due to a reduction in vendor allowances as a result of the Chapter 11 filing as well as an increase in promotions and our competitive pricing strategy. International Ex. Canada gross margin rate declined by 130 basis points due to an increase in promotions.

•
SG&A was $798 million, an increase of $13 million compared to the prior year period. The increase in SG&A was primarily due to an increase in advertising expenses and restructuring advisory fees, partially offset by expense reduction initiatives.

•
Operating loss was $208 million, compared to $40 million in the prior year period. Domestic segment operating loss increased by $95 million due to a reduction in gross margin dollars. International Ex. Canada operating earnings decreased by $20 million. Corporate overhead increased by $53 million primarily due to the gain in third quarter 2016 on the sale of the FAO Schwarz brand.

•	Adjusted EBITDA for the quarter was negative $97 million, compared to positive $5 million in the prior year period.

•	Reorganization items, net[1] of $334 million consist of expenses and gains and losses that directly relate to the restructuring process.

•	The above results produced a Net loss of $624 million, compared to $160 million in the prior year period.
Liquidity and Capital Spending
The Company, including Toys“R”Us-Delaware, Inc. and Toys-Canada, ended the third quarter with total liquidity of $1.3 billion, which was comprised of cash and cash equivalents of $461 million (inclusive of $29 million of Toys-Canada cash) and availability under committed lines of credit and the Term DIP Facility of $837 million. Total availability under the $1.85 billion DIP ABL Facility was initially capped at $1.3 billion and has subsequently expired. Excluding the cap, the Company would have had total liquidity of $1.5 billion as of the third quarter.
Toys“R”Us-Delaware, Inc., including Toys-Canada, ended the quarter with $840 million of liquidity, which included $100 million of availability under the Term DIP Facility, cash and cash equivalents of $156 million (inclusive of $29 million of Toys-Canada cash) and availability under its revolving line of credit of $584 million. Excluding the $1.3 billion cap referenced above, total liquidity would have been $1.1 billion.
Through the end of the third quarter, capital spending (inclusive of Toys-Canada through September 18, 2017) was $120 million, compared to $174 million in the prior year period, a decrease of $54 million.
1 Refer to the Toys “R” Us, Inc. Form 10-Q filed on December 19, 2017 for further details on the composition of Reorganization items, net.
About Toys“R”Us, Inc.
Toys “R” Us, Inc. is the world’s leading dedicated toy and baby products retailer, offering a differentiated shopping experience through its family of brands. Merchandise is sold in 881 Toys“R”Us and Babies“R”Us stores in the United States, Puerto Rico and Guam, and in 840 international stores and over 265 licensed stores in 38 countries and jurisdictions. With its strong portfolio of e-commerce sites including Toysrus.com and Babiesrus.com, the company provides shoppers with a broad online selection of distinctive toy and baby products. Toys“R”Us, Inc. is headquartered in Wayne, NJ, and has nearly 65,000 employees worldwide. The company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need. Over the past three decades, the Company has given more than $100 million in product donations to children’s charities. Since 1992, the Toys“R”Us Children’s Fund, a public charity affiliated with Toys“R”Us, Inc., has also donated more than $130 million in grants. For more information, visit Toysrusinc.com or follow @ToysRUsNews on Twitter.
Forward-Looking Statements
All statements that are not historical facts in this press release, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties and other factors, including, among others, the risks and uncertainties associated with Chapter 11 proceedings, harm to our business as a result of operating under Bankruptcy Court protection, an inability to obtain confirmation of a Chapter 11 plan of reorganization, difficulty in predicting our long-term liquidity requirements and the adequacy of our capital resources, volatility in our financial results as a result of Chapter 11 proceedings, claims that will not be discharged in Chapter 11 proceedings, which could have an adverse impact on our financial condition and results of operations, increased levels of employee attrition as a result of Chapter 11 proceedings, the risk that our Chapter 11 cases may be converted to cases under Chapter 7 of the Bankruptcy Code, the seasonality of our business, competition in the retail industry, changes in our product distribution mix and distribution channels, general economic factors in the United States and other countries in which we conduct our business, consumer spending patterns, birth rates, our ability to implement our strategy including implementing initiatives for season, our ability to recognize cost savings, implementation and operation of our new e-commerce platform, marketing strategies, the availability of adequate financing, ability to repatriate cash from our foreign operations, ability to distribute cash from our operating subsidiaries to their parent entities, access to trade credit, changes in consumer preferences, changes in employment legislation, our dependence on key vendors for our merchandise, political and other developments associated with our international operations, costs of goods that we sell, labor costs, transportation costs, domestic and international events affecting the delivery of toys and other products to our stores, product safety issues including product recalls, the existence of adverse litigation, changes in laws that impact our business, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements and other risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). In addition, we typically earn a disproportionate part of our annual operating earnings in the fourth quarter as a result of seasonal buying patterns and these buying patterns are difficult to forecast with certainty. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments unless required by the Securities and Exchange Commission’s rules and regulations. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
# # #
For more information please contact:
Lenders and Note Investors:
Matthew Finigan, Vice President, Treasurer at 973-617-5808 or Matthew.Finigan@toysrus.com
Media:
Amy von Walter, Executive Vice President, Global Communications & Customer Care at 201-815-9512 or Amy.vonWalter@toysrus.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(DEBTOR-IN-POSSESSION)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(In millions)	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Net sales	$2,107	$2,278	$6,485	$6,879
Cost of sales	1,429	1,457	4,247	4,350
Gross margin	678	821	2,238	2,529
Selling, general and administrative expenses	826	835	2,303	2,423
Depreciation and amortization	73	76	223	240
Other income, net	(20)	(59)	(75)	(114)
Total operating expenses	879	852	2,451	2,549
Operating loss	(201)	(31)	(213)	(20)
Interest expense	(88)	(122)	(317)	(347)
Interest income	1	1	2	2
Reorganization items, net	(334)	—	(334)	—
Loss before income taxes	(622)	(152)	(862)	(365)
Income tax expense	—	3	88	8
Net loss	(622)	(155)	(950)	(373)
Less: Net earnings attributable to noncontrolling interest	1	1	3	4
Net loss attributable to Toys “R” Us, Inc.	$(623)	$(156)	$(953)	$(377)

CONDENSED CONSOLIDATED BALANCE SHEETS
(DEBTOR-IN-POSSESSION)
(Unaudited)

(In millions)	October 28, 2017	January 28, 2017	October 29, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$432	$566	$420
Accounts and other receivables	282	255	301
Merchandise inventories	2,912	2,476	3,472
Prepaid expenses and other current assets	216	92	135
Total current assets	3,842	3,389	4,328
Property and equipment, net	2,842	3,067	3,074
Goodwill	64	64	64
Deferred tax assets	18	129	99
Restricted cash	313	54	49
Other assets	183	205	252
Total Assets	$7,262	$6,908	$7,866

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$1,153	$1,695	$2,107
Accrued expenses and other current liabilities	460	897	950
Income taxes payable	6	27	33
Current portion of long-term debt	95	119	70
Total current liabilities	1,714	2,738	3,160
Long-term debt	2,844	4,642	5,493
Deferred tax liabilities	38	75	79
Deferred rent liabilities	155	342	341
Other non-current liabilities	161	271	260
Total liabilities not subject to compromise	4,912	8,068	9,333
Liabilities subject to compromise	4,349	—	—
Temporary equity	—	132	119
Total stockholders’ deficit	(1,999)	(1,292)	(1,586)
Total Liabilities, Temporary Equity and Stockholders’ Deficit	$7,262	$6,908	$7,866

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DEBTOR-IN-POSSESSION)
(Unaudited)

	39 Weeks Ended
(In millions)	October 28, 2017	October 29, 2016
Cash Flows from Operating Activities:
Net loss	$(950)	$(373)
Adjustments to reconcile Net loss to Net cash used in operating activities:
Depreciation and amortization	223	240
Amortization and write-off of debt issuance costs and debt discount	23	25
Gains on sales of assets	(1)	(45)
Deferred income taxes	76	6
Unrealized gains on foreign exchange	(8)	(6)
Reorganization items (1)	168	—
Loss on deconsolidation of Toys-Canada	156	—
Other	23	14
Changes in operating assets and liabilities:
Accounts and other receivables	(10)	(25)
Merchandise inventories	(596)	(1,188)
Prepaid expenses and other operating assets	(131)	(38)
Accounts payable, Accrued expenses and other liabilities	322	358
Income taxes payable, net	(25)	(28)
Net cash used in operating activities	(730)	(1,060)
Cash Flows from Investing Activities:
Capital expenditures	(120)	(174)
Proceeds from sales of assets	1	47
Deconsolidation of Toys-Canada	(6)
Increase in restricted cash	(257)	(1)
Net cash used in investing activities	(382)	(128)
Cash Flows from Financing Activities:
Long-term debt borrowings	2,485	1,777
Long-term debt repayments	(1,436)	(852)
Short-term debt borrowings, net	4	7
Capitalized debt issuance costs	(2)	(10)
Distribution to noncontrolling interest	—	(12)
DIP debt financing costs	(82)	—
Net cash provided by financing activities	969	910
Effect of exchange rate changes on Cash and cash equivalents	9	18
Cash and cash equivalents:
Net decrease during period	(134)	(260)
Cash and cash equivalents at beginning of period	566	680
Cash and cash equivalents at end of period	$432	$420
(1) Includes cash flows from financing activities of $82 million for DIP debt financing costs.

OPERATING METRICS EXCLUDING CANADA
(DEBTOR-IN-POSSESSION)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Domestic Segment:
Operating Data
Gross margin as a percentage of net sales	28.2%	34.0%	31.4%	35.0%
Same store sales	(7.0)%	(1.9)%	(6.7)%	(0.6)%
Net Sales by Product Category
Baby	43.8%	46.1%	44.8%	46.8%
Core Toy	19.7%	16.6%	16.7%	14.8%
Entertainment	4.4%	4.5%	5.0%	4.9%
Learning	20.5%	21.4%	18.7%	19.0%
Seasonal	11.2%	10.9%	14.2%	14.0%
Other (1)	0.4%	0.5%	0.6%	0.5%
Total	100%	100%	100%	100%

International Ex. Canada:
Operating Data
Gross margin as a percentage of net sales	38.0%	39.3%	39.2%	39.9%
Same store sales (2)	0.4%	(4.2)%	—%	(1.1)%
Net Sales by Product Category
Baby	21.9%	23.5%	22.7%	24.1%
Core Toy	24.9%	23.4%	23.3%	22.2%
Entertainment	5.9%	5.0%	6.1%	5.1%
Learning	31.8%	31.3%	29.7%	29.8%
Seasonal	14.6%	15.7%	17.2%	17.7%
Other (3)	0.9%	1.1%	1.0%	1.1%
Total	100.0%	100.0%	100.0%	100.0%

Consolidated Ex. Canada:
Operating Data
Gross margin as a percentage of net sales	31.9%	35.9%	34.2%	36.7%
Same store sales (2)	(4.4)%	(2.7)%	(4.4)%	(0.7)%

(1)	Consists primarily of non-product related revenues.

(2)	Excludes the impact of foreign currency translation.

(3)	Consists primarily of non-product related revenues, including licensing revenue from unaffiliated third parties.

Non-GAAP Disclosure of EBITDA and Adjusted EBITDA
We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors in the Company regularly request Adjusted EBITDA as a supplemental analytical measure to, and in conjunction with, the Company’s financial data prepared in accordance with GAAP. We understand that investors use Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.
In addition, we believe that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. We use the non-GAAP financial measures for planning and forecasting and measuring results against the forecast and in certain cases we use similar measures for bonus targets for certain of our employees. Using several measures to evaluate the business allows us and investors to assess our relative performance against our competitors.
Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies, even in the same industry, may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. The Company does not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as measures of operating performance.

Reconciliation of Net (loss) earnings attributable to Toys “R” Us, Inc. to EBITDA and Adjusted EBITDA is as follows:

	QTD
	As Reported Toys “R” Us - Consolidated (1)	Less: Toys-Canada (1)	Toys “R” Us - Consolidated Ex. Canada	Add: Toys-Canada (2)	Proforma Toys “R” Us - Consolidated (3)	As Reported Toys “R” Us - Consolidated
(In millions)	October 28, 2017	September 18, 2017	October 28, 2017	October 28, 2017	October 28, 2017	October 29, 2016
Net (loss) earnings attributable to Toys “R” Us, Inc.	$(623)	$1	$(624)	$(28)	$(652)	$(156)

Add:
Income tax expense	—	3	(3)	4	1	3
Interest expense, net	87	3	84	5	89	121
Depreciation and amortization	73	2	71	3	74	76
EBITDA	(463)	9	(472)	(16)	(488)	44

Adjustments:
Reorganization items, net	334	—	334	19	353	—
Compensation expense (a)	18	—	18	—	18	6
Certain transaction costs (b)	14	—	14	—	14	5
Property losses, net of insurance recoveries (c)	5	—	5	—	5	—
Sponsors’ management and advisory fees (d)	2	—	2	—	2	2
Severance	2	—	2	1	3	2
Net earnings attributable to noncontrolling interest	1	—	1	—	1	1
Foreign currency re-measurement (e)	(1)	(1)	—	7	7	4
Gains on sales of assets (f)	(1)	—	(1)	—	(1)	(45)
Impairment of long-lived assets	—	—	—	—	—	2
Store closure costs (g)	—	—	—	—	—	—
Litigation (h)	$—	$—	—	$—	—	—
Adjusted EBITDA (i)	$(89)	$8	$(97)	$11	$(86)	$21

(1)	Includes the operating results of Toy-Canada through September 18, 2017, the Petition Date.

(2)
Represents operating results of Toys-Canada for the thirteen weeks ended October 28, 2017. Also includes the impact of intercompany eliminations such as intercompany loans between the U.S. and Canada and ITASSA management service fees.

(3)	Represents proforma operating results of Consolidated Toys “R” Us, Inc., inclusive of Toys-Canada operating results for the thirteen weeks ended October 28, 2017.

	YTD
	As Reported Toys “R” Us - Consolidated (1)	Less: Toys-Canada (1)	Toys “R” Us - Consolidated Ex. Canada	Add: Toys-Canada (2)	Proforma Toys “R” Us - Consolidated (3)	As Reported Toys “R” Us - Consolidated
(In millions)	October 28, 2017	September 18, 2017	October 28, 2017	October 28, 2017	October 28, 2017	October 29, 2016
Net (loss) earnings attributable to Toys “R” Us, Inc.	$(953)	$17	$(970)	$(12)	$(982)	$(377)

Add:
Income tax expense	88	13	75	14	89	8
Interest expense, net	315	14	301	16	317	345
Depreciation and amortization	223	9	214	11	225	240
EBITDA	(327)	53	(380)	29	(351)	216

Adjustments:
Reorganization items, net	334	—	334	19	353	—
Compensation expense (a)	(19)	—	(19)	—	(19)	20
Certain transaction costs (b)	19	—	19	—	19	15
Property losses, net of insurance recoveries (c)	5	—	5	—	5	(1)
Sponsors’ management and advisory fees (d)	5	—	5	—	5	5
Severance	16	—	16	1	17	5
Net earnings attributable to noncontrolling interest	3	—	3	—	3	4
Foreign currency re-measurement (e)	(8)	(8)	—	—	—	(5)
Gains on sales of assets (f)	(1)	—	(1)	—	(1)	(45)
Impairment of long-lived assets	2	—	2	—	2	3
Store closure costs (g)	2	—	2	—	2	—
Litigation (h)	$(3)	$(2)	(1)	$(2)	(3)	4
Adjusted EBITDA (i)	$28	$43	$(15)	$47	$32	$221

(1)	Includes the operating results of Toy-Canada through September 18, 2017, the Petition Date.

(2)
Represents operating results of Toys-Canada for the thirty-nine weeks ended October 28, 2017. Also includes the impact of intercompany eliminations such as intercompany loans between the U.S. and Canada and ITASSA management service fees.

(3)	Represents proforma operating results of Consolidated Toys “R” Us, Inc., inclusive of Toys-Canada operating results for the thirty-nine weeks ended October 28, 2017.

A reconciliation of Net (loss) earnings to EBITDA and Adjusted EBITDA for Toys “R” Us-Delaware, Inc. is as follows:

	QTD
	As Reported Toys “R” Us - Delaware Consolidated (1)	Less: Toys-Canada (1)	Toys “R” Us - Delaware Ex. Canada	Add: Toys-Canada (2)	Proforma Toys “R” Us - Delaware Consolidated (3)	As Reported Toys “R” Us - Delaware Consolidated
(In millions)	October 28, 2017	September 18, 2017	October 28, 2017	October 28, 2017	October 28, 2017	October 29, 2016
Net (loss) earnings	$(520)	$1	$(521)	$(28)	$(549)	$(83)

Add:
Income tax expense	5	3	2	4	6	4
Interest expense, net	33	3	30	5	35	36
Depreciation and amortization	44	2	42	3	45	47
EBITDA	(438)	9	(447)	(16)	(463)	4

Adjustments:
Reorganization items, net	292	—	292	19	311	—
Compensation expense (a)	11	—	11	—	11	—
Certain transaction costs (b)	7	—	7	—	7	5
Property losses, net of insurance recoveries (c)	5	—	5	—	5	—
Sponsors’ management and advisory fees (d)	2	—	2	—	2	2
Foreign currency re-measurement (e)	(1)	(1)	—	7	7	4
Severance	—	—	—	1	1	2
Store closure costs (g)	—	—	—	—	—	—
Litigation (h)	—	—	—	—	—	—
Net gains on sales (f)	—	—	—	—	—	(45)
Impairment of long-lived assets	—	—	—	—	—	—
Adjusted EBITDA (i)	$(122)	$8	$(130)	$11	$(119)	$(28)
(1)     Includes the operating results of Toy-Canada through September 18, 2017, the Petition Date.

(2)
Represents operating results of Toys-Canada for the thirteen weeks ended October 28, 2017. Also includes the impact of intercompany eliminations such as intercompany loans between the U.S. and Canada and ITASSA management service fees.

(3)	Represents proforma operating results of Consolidated Toys “R” Us - Delaware, Inc., inclusive of Toys-Canada operating results for the thirteen weeks ended October 28, 2017.

	YTD
	As Reported Toys “R” Us - Delaware Consolidated (1)	Less: Toys-Canada (1)	Toys “R” Us - Delaware Ex. Canada	Add: Toys-Canada (2)	Proforma Toys “R” Us - Delaware Consolidated (3)	As Reported Toys “R” Us - Delaware Consolidated
(In millions)	October 28, 2017	September 18, 2017	October 28, 2017	October 28, 2017	October 28, 2017	October 29, 2016
Net (loss) earnings	$(682)	$17	$(699)	$(12)	$(711)	$(198)

Add:
Income tax expense	14	13	1	14	15	13
Interest expense, net	104	14	90	16	106	117
Depreciation and amortization	136	9	127	11	138	151
EBITDA	(428)	53	(481)	29	(452)	83

Adjustments:
Reorganization items, net	292	—	292	19	311	—
Compensation expense (a)	9	—	9	—	9	2
Certain transaction costs (b)	12	—	12	—	12	13
Property losses, net of insurance recoveries (c)	5	—	5	—	5	—
Sponsors’ management and advisory fees (d)	5	—	5	—	5	5
Foreign currency re-measurement (e)	(8)	(8)	—	—	—	(5)
Severance	10	—	10	1	11	3
Store closure costs (g)	2	—	2	—	2	7
Litigation (h)	(3)	(2)	(1)	(2)	(3)	—
Net gains on sales (f)	—	—	—	—	—	(45)
Impairment of long-lived assets	—	—	—	—	—	1
Adjusted EBITDA (i)	$(104)	$43	$(147)	$47	$(100)	$64
(1)     Includes the operating results of Toy-Canada through September 18, 2017, the Petition Date.

(2)
Represents operating results of Toys-Canada for the thirty-nine weeks ended October 28, 2017. Also includes the impact of intercompany eliminations such as intercompany loans between the U.S. and Canada and ITASSA management service fees.

(3)	Represents proforma operating results of Consolidated Toys “R” Us - Delaware, Inc., inclusive of Toys-Canada operating results for the thirteen weeks ended October 28, 2017.

(a)
Represents the incremental compensation expense (benefit) related to certain one-time awards and modifications including retention awards, net of forfeitures and reversals relating to certain officers’ awards based on performance targets.

(b)	Represents expenses associated with the bankruptcy filing prior to the U.S. Petition Date, the transition of our U.S. e-commerce operations and other transaction costs.

(c)	Represents property losses and insurance claims recognized.

(d)	Represents the fees expensed to our Sponsors in accordance with the advisory agreement.

(e)
Represents the unrealized (gain) loss on foreign exchange related to the re-measurement of the portion of the Tranche A-1 loan facility attributed to Toys-Canada through September 18, 2017. As a result of the bankruptcy filing, we deconsolidated Toys-Canada as of the Canadian Petition Date. In addition, as a result of the Chapter 11 bankruptcy filings, we no longer had foreign currency forward contracts to economically hedge our intercompany loans. Therefore, subsequent to the U.S. Petition date, foreign exchange (gain) loss incurred on our cross currency intercompany loans was recorded in Other income, net.

(f)	Represents sales of properties and intellectual property.

(g)	Represents store closure costs, net of lease surrender income.

(h)	Represents certain litigation expenses and settlements recorded for legal matters.

(i)
Adjusted EBITDA is defined as EBITDA (earnings (loss) before net interest income (expense), income tax expense (benefit), depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance including certain items which are generally non-recurring. We have excluded the impact of such items from internal performance assessments. We believe that excluding items such as Sponsors’ management and advisory fees, asset impairment charges, severance, impact of litigation, store closure costs, noncontrolling interest, net gains on sales, reorganization items and other charges, helps investors compare our operating performance with our results in prior periods. We believe it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between us and similar companies.